Exhibit 3.2

ARTICLES OF AMENDMENT

OF THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

GREGG APPLIANCES, INC.

The above corporation (hereinafter referred to as the “Corporation”) existing pursuant to the Indiana Business Corporation Law, as amended (the “Act”), desiring to give notice of corporate action effectuating amendment of certain provisions of the Amended and Restated Articles of Incorporation of the Corporation, dated as of February 3, 2005 (the “Articles of Incorporation”), sets forth the following facts:

ARTICLE I

NAME AND DATE OF INCORPORATION

Section 1.01. The name of the Corporation is Gregg Appliances, Inc.

Section 1.02. The date of incorporation of the Corporation is June 1, 1960.

ARTICLE II

AMENDMENT

Section 2.01. The text of Article 5 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“The total number of shares which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) shares, all of which are without par value.”

Section 2.02. The text of Article 6, Section 6.01 of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“Designation of Classes, Number and Par Value of Shares. The shares of authorized capital shall be divided into One Hundred Million (100,000,000) shares of Common Stock, without par value, as hereinafter provided (“Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, without par value (“Preferred Stock”), as hereinafter provided.”

ARTICLE III

MANNER OF ADOPTION AND VOTE

The amendment was adopted by the unanimous written consent of the Board of Directors of the Corporation on June 14, 2007. The approval of the shareholders of the Corporation was not required pursuant to Indiana Code § 23-1-38-2(4).

The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the Bylaws of the Corporation.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned officer executes these Articles of Amendment of the Amended and Restated Articles of Incorporation of the Corporation, and verifies subject to the penalties of perjury that the facts contained herein are true, this 29th day of June, 2007.

GREGG APPLIANCES, INC.

By: /s/ Donald J.B. Van der Wiel

        Donald J.B. Van der Wiel,

        Chief Financial Officer

This instrument was prepared by Malene T. Prince, Attorney at Law, ICE MILLER LLP, One American Square, Suite 3100, Indianapolis, Indiana 46282-0002.